AGREEMENT REGARDING
DREYFUS JOINT INSURED BOND

     AGREEMENT among The Dreyfus Fund Incorporated and certain other investment companies as to which The Dreyfus Corporation or any affiliate (“Dreyfus”) now acts as Investment Adviser, Sub-Investment Adviser and/or Administrator (individually, a “Fund” and, collectively, the “Funds”) and which are registered under the Investment Company Act of 1940, as amended (the “Act”).

WITNESSETH:

     WHEREAS, the Funds are covered as joint insureds under a Fidelity Bond or Bonds (the “Bond”) which complies with Rule 17g-1 promulgated by the Securities and Exchange Commission under the Act (“Rule 17g-1”); and WHEREAS, the Funds have entered into this Agreement to meet the requirements of paragraph (f) of Rule 17g-1;

NOW THEREFORE IT IS HEREBY AGREED:

     1. In the event that recovery is received under the Bond as a result of a loss sustained by two or more of the Funds, each Fund shall receive an equitable and proportionate share of said recovery, but said recovery shall at least equal the amount that each such Fund would have received had the Fund provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1.

     2. The Funds acknowledge and agree that, upon approval by the Funds’ respective Boards of Directors/Trustees, the amount of the Bond or the carriers issuing the Bond may be changed from time to time, and that any such change shall not affect the rights and obligations of the Funds under this Agreement.

     3. Each Fund shall be responsible for paying its pro-rata share, based on the ratio of its assets to the assets of all of the Funds, of the premium payable in respect of the Bond. The Funds acknowledge and agree that any new Fund added to the Bond or as a party to this Agreement will not be responsible for the foregoing amount incurred prior to the first Bond renewal following the addition of such Fund.

     4. The Funds agree that any registered investment company for which Dreyfus in the future becomes the Investment Advisor, Sub-Investment Advisor and/or Administrator added as a joint insured under the Bond may become a party to this Agreement upon the execution of a copy of this Agreement by its duly authorized officer and shall thereafter be deemed a “Fund” hereunder.

     5. This Agreement shall cease to apply to any Fund in respect of any loss that occurs after such Fund (i) ceases to be an investment company by order of the Securities and Exchange Commission pursuant to Section 8(f) of the Act, or (ii) ceases to be advised, sub-advised and/or administered by Dreyfus, and such Fund shall, at and after such time, cease to be a party to this Agreement for all purposes.

     6. This Agreement shall be binding upon and shall inure to the benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

     7. As to each Fund that is organized as a trust, this Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund; the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

     IN WITNESS WHEREOF, the Funds have caused this Agreement to be executed by their respective officers, thereunto duly authorized as of the day and year written below.

/s/Kiesha Astwood
Kiesha Astwood
Vice President of:

Dated as of January 31, 2010
As Amended March 8, 2010

Advantage Funds, Inc.
Dreyfus Emerging Leaders Fund
Dreyfus Midcap Value Fund
Dreyfus Opportunistic Small Cap Fund
(formerly, Dreyfus Small Company Value Fund)
Dreyfus Global Absolute Return Fund
Dreyfus International Value Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Return Advantage Fund
Global Alpha Fund
BNY Mellon Funds Trust
BNY Mellon Balanced Fund
BNY Mellon Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon Intermediate U.S. Government Fund
BNY Mellon International Appreciation Fund
BNY Mellon International Fund
BNY Mellon Large Cap Stock Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Money Market Fund
BNY Mellon Mid Cap Stock Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Stock Fund
BNY Mellon Small/Mid Cap Fund
BNY Mellon U.S. Core Equity 130/30 Fund

CitizensSelect Funds
CitizensSelect Prime Money Market Fund
CitizensSelect Treasury Money Market Fund
Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus BASIC U.S. Mortgage Securities Fund
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Municipal Money Market Fund, Inc.
Dreyfus Dynamic Alternatives Fund, Inc.
The Dreyfus Fund Incorporated
Dreyfus Funds, Inc.
Dreyfus Discovery Fund
Dreyfus Equity Growth Fund
Dreyfus Mid-Cap Growth Fund
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Prime Cash Management
Dreyfus Growth and Income Fund, Inc.
Dreyfus High Yield Strategies Fund (closed-end fund)
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus Institutional Cash Advantage Funds
Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Cash Advantage Plus Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Reserves Treasury Prime Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Institutional Reserves Money Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
Dreyfus Brazil Equity Fund
Dreyfus Emerging Markets Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Funds
Dreyfus/The Boston Company Large Cap Core Fund
Dreyfus/The Boston Company Small Cap Value Fund
Dreyfus/The Boston Company Small Cap Growth Fund

Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
Dreyfus/The Boston Company Emerging Markets Core Equity Fund
Dreyfus/The Boston Company International Core Equity Fund
Dreyfus/Standish Fixed Income Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus/Standish International Fixed Income Fund
Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Dreyfus/Newton International Equity Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
The Dreyfus/Laurel Funds, Inc.
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund
Dreyfus Money Market Reserves
Dreyfus Small Cap Value Fund
Dreyfus Strategic Income Fund
Dreyfus Tax Managed Growth Fund
Dreyfus U.S. Treasury Reserves
The Dreyfus/Laurel Funds Trust
Dreyfus Core Value Fund
Dreyfus Emerging Markets Debt Local Currency Fund
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus International Bond Fund
Dreyfus High Yield Fund
The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund
Dreyfus LifeTime Portfolios, Inc.
Growth & Income Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Manager Funds I
Dreyfus Alpha Growth Fund
Dreyfus S&P STARS Fund
Dreyfus S&P STARS Opportunities Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Midcap Index Fund, Inc.

Dreyfus Money Market Instruments, Inc.
Government Securities Series
Money Market Series
Dreyfus Municipal Bond Opportunity Fund
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus BASIC Municipal Money Market Fund
Dreyfus BASIC New Jersey Municipal Money Market Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus Municipal Income, Inc. (closed-end fund)
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Opportunity Funds
Dreyfus Global Sustainability Fund
Dreyfus Natural Resources Fund
Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified Global Fund
Dreyfus Diversified International Fund
Dreyfus Diversified Large Cap Fund
Dreyfus Emerging Asia Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Greater China Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Value Fund
Dreyfus Satellite Alpha Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Worldwide Growth Fund
Dreyfus Research Growth Fund, Inc.
Dreyfus Short-Intermediate Government Fund
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut
Dreyfus Maryland Fund
Dreyfus Massachusetts Fund
Dreyfus Minnesota Fund

Dreyfus Ohio Fund
Dreyfus Pennsylvania
Dreyfus Stock Funds
Dreyfus International Fund
Dreyfus Small Cap Equity Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus Strategic Municipal Bond Fund, Inc.
(closed-end fund)
Dreyfus Strategic Municipals, Inc.
(closed-end fund)
Dreyfus Tax Exempt Cash Management Funds
Dreyfus California AMT-Free Municipal Cash Management
Dreyfus New York AMT-Free Municipal Cash Management
Dreyfus Tax Exempt Cash Management
The Dreyfus Third Century Fund, Inc.
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
Appreciation Portfolio
Developing Leaders Portfolio
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Money Market Portfolio
Quality Bond Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New York Municipal Money Market Fund
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Conservative Allocation Fund
Dreyfus Growth Allocation Fund
Dreyfus Moderate Allocation Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Emerging Markets Opportunity Fund
Global Stock Fund
International Stock Fund